Exhibit 107

Calculation of Filing Fee Tables

Form S-1 (Form Type)

NextTrip, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share(2)(6)	457(o)			$11,500,000.00	$0.00014760	$1,697.40
Equity	Pre-Funded Warrants(3)(6)(7)	457(g)			—	$0.00014760	—
Equity	Common Stock underlying Pre-Funded Warrants(2)(8)	457(o)			—	$0.00014760	—
Equity	Common Stock Warrants(3)	457(g)			—	$0.00014760	—
Equity	Common Stock Underlying Common Stock Warrants(2)(4)(5)	457(o)			$11,500,000.00	$0.00014760	$1,697.40
Equity	Underwriter Warrants(3)	457(g)			—	$0.00014760	—
Equity	Common Stock Underlying Underwriter Warrants(9)(10)	457(g)			$805,000.00	$0.00014760	$118.82
Total Offering Amounts					$23,805,000.00	$0.00014760	$3,513.62
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$3,513.62

(1)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended, on the basis of the maximum aggregate offering price of all securities to be registered, including the underwriters option to purchase over-allotments, if any.

(2)	Pursuant to Rule 416 under the Securities Act, the shares registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, distributions, recapitalizations or other similar transactions.

(3)	No fee required pursuant to Rule 457(g) under the Securities Act.

(4)	Represents shares of common stock issuable upon exercise of the common stock warrants.
(5)

As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act and based on an assumed per-share exercise price for the common stock warrants of 100% of the combined public offering price of the common stock and common stock warrants; the proposed maximum aggregate offering price of the common stock and pre-funded warrants, which includes securities issuable pursuant to the underwriter’s option to purchase over-allotments, is $11,500,000.

(6)

The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $11,500,000.

(7)

The registrant may issue pre-funded warrants to purchase common shares in the offering. The purchase price of each pre-funded warrant will equal the price per share at which shares of common stock are being sold to the public in this offering, minus $0.0001, which constitutes the pre-funded portion of the exercise price, and the remaining unpaid exercise price of the pre-funded warrant will equal $0.0001 per share (subject to adjustment as provided for therein).

(8)	Represents shares of common stock issuable upon exercise of the pre-funded warrants.

(9)	Represents shares of common stock issuable upon exercise of the underwriter warrants.

(10)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The underwriter warrants are exercisable at a per share exercise price equal to 100% of the combined public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the underwriter warrants is $805,000 (which is 7% of $11,500,000).